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                      SECOND AMENDED AND RESTATED BYLAWS

                                      OF

                        WATERSIDE CAPITAL CORPORATION

                                  ARTICLE I

                            SHAREHOLDERS' MEETINGS

            Section 1. Annual Meeting. The annual meeting of the Shareholders for the election of directors and the transaction of such other business as may properly come before it shall be held at the principal office of WATERSIDE CAPITAL CORPORATION (the "Corporation") in the City of Virginia Beach, Commonwealth of Virginia, or at such place within or without the Commonwealth of Virginia as shall be set forth in the notice of annual meeting. The meeting shall be held on the second Monday in July of each and every year, at 8:00 a.m. or at such other date and time as is designated in the notice of annual meeting. The Secretary shall give the notice of annual meeting, which shall include the place, date and hour of the meeting. Such notice shall be given, either personally or by U.S. mail, not less than ten
(10) nor more than sixty (60) days before the meeting date. If mailed, the notice shall be addressed to the Shareholder at his address as it appears on the Corporation's record of Shareholders, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him are to be mailed to a different address. Notice of annual meetings may be waived by a Shareholder by submitting a signed waiver to the Secretary of the Corporation either before or after the meeting, or by attendance at the meeting.

            Section 2. Special Meeting. Special meetings of Shareholders, other than those regulated by statute, may be called at any time by a majority of the directors or by the President. A special Shareholder's meeting must be called by the President upon written request of the holders of twenty percent (20%) of the outstanding shares entitled to vote at such special meeting. Written notice of special Shareholder's meetings, stating the place within or without the Commonwealth of Virginia, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date set for the meeting. The notice shall be given to each Shareholder of record in the same manner as the notice of the annual meeting. No business other than that specified in the notice shall be transacted at any such special meeting. Notice of a special Shareholder's meeting may be waived by submitting a signed waiver to the Secretary or by attendance at the meeting.

            Section 3. Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum for the transaction of business at all meetings of Shareholders. If a quorum does not exist, less than a quorum may adjourn the meeting to a future date at which a quorum shall be present or represented. At such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.

            Section 4. Record Date. The Board of Directors may fix in advance the record date for the determination of Shareholders entitled to notice of a meeting, or for any other purposes


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requiring such a determination. The record date may not be more than seventy
(70) days before the meeting or action.

            A determination of Shareholders entitled to notice of, or to vote at, a Shareholders meeting is effective for any adjournment of the meeting unless the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. In such case, a new record date must be fixed, and notice must be given to all persons who are Shareholders as of the new record date.

            Section 5. Voting. A Shareholder entitled to vote at a meeting may vote in person or by proxy. Except as otherwise provided by the Virginia Stock Corporation Act or the Articles of Incorporation, every Shareholder shall be entitled to one vote for each share standing in his name on the Corporation's record of Shareholders. Except as otherwise provided by these Bylaws, the Articles of Incorporation, or the Virginia Stock Corporation Act, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote shall be the act of the Shareholders.

            Section 6. Proxies. Every proxy must be dated and signed by the Shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless otherwise provided therein. Every proxy shall be revocable at the pleasure of the Shareholder executing it, except where an irrevocable proxy is permitted by statute.

            Section 7. Consents. Actions required or permitted by the Virginia Stock Corporation Act, the Articles of Incorporation or these Bylaws, to be taken at a Shareholder meeting may be taken without a meeting if one or more written consents are signed by all the Shareholders entitled to vote on the action and such consents are delivered to the Secretary.


                                  ARTICLE II

                                   DIRECTORS

            Section 1. Number and Qualifications. The board of directors (hereinafter, "Board of Directors" or "Board") shall consist of at least three (3) members and not more than thirty-three (33). Directors need not be Shareholders of the Corporation. The number of directors may be changed by an amendment to the Bylaws adopted by the Shareholders.

            Section 2. Manner of Election. The directors shall be elected at the annual meeting of the Shareholders by a plurality vote.

            Section 3. Term of Office. The term of office of each director shall be until the next annual meeting of the Shareholders and until his successor has been duly elected and qualified.


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            Section 4.  Duties and Powers.  The Board of Directors shall control and manage the affairs and business of the Corporation. The directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, not inconsistent with the Virginia Stock Corporation Act, the Articles of Incorporation or these Bylaws. The Board of Directors may elect a chairperson who shall preside at all meetings of the Board of Directors.

            Section 5. Meetings. The Board of Directors shall meet for the election or appointment of officers and for the transaction of any other business as soon as practicable after the adjournment of the annual meeting of the Shareholders. Other regular meetings of the Board shall be held at such times as the Board may from time to time determine.

            Special meetings of the Board of Directors may be called by the President at any time. Upon the written request of any two directors, the President must call a special meeting to be held not more than seven (7) days after the receipt of such request.

            Section 6. Notice of Meetings. No notice need be given of any regular meeting of the Board. The Secretary shall serve notice of special meetings upon each director in person or by regular U. S. Mail, addressed to him/her at his/her last known post office address, at least ten (10) days prior to the date of such meeting, specifying the time and place of the meeting and the business to be transacted. At any meeting at which all of the directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

            Section 7. Place of Meeting. The Board of Directors may hold its meeting within or without the Commonwealth of Virginia, at such place as may be designated in the notice of the meeting.

            Section 8. Quorum. At any meeting of the Board of Directors, the presence of a majority of the Board shall constitute a quorum for the transaction of business. Should a quorum not be present, a lesser number may adjourn the meeting to some further time, not more than seven (7) days later.

            Section 9. Voting. At all meetings of the Board of Directors, each director shall have one vote irrespective of the number of shares that he may hold. If a quorum is present for a Board meeting, the vote of a majority of the Board, except as otherwise provided by the Virginia Stock Corporation Act or the Articles of Incorporation, shall be the act of the Board.

            Section 10. Compensation. Each director shall be entitled to receive for attendance at each meeting of the Board, or of any duly constituted committee of the Board, such fee as is fixed by the Board.

            Section 11. Vacancies. Any vacancy occurring in the Board of Directors by death, resignation, or otherwise, shall be filled promptly by a majority vote of the remaining directors at a


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special meeting which shall be called for that purpose within thirty (30) days after the occurrence of the vacancy. The director thus chosen shall hold office for the unexpired term of his predecessor and until the election and qualification of his successor.

            Section 12. Removal of Directors. The Shareholders may, by majority vote, remove a director with or without cause at a special meeting expressly called for such purpose. Notice of the meeting must specifically state that the purpose of the meeting is to remove the director. Except as otherwise prescribed by the Virginia Stock Corporation Act, a director may also be removed for cause by vote of a majority of the entire Board.

            Section 13. Resignation. Any director may resign his office at any time by delivering written notice to the Board, the President or the Secretary. A resignation is effective upon delivery of the notice.


                                 ARTICLE III

                                   OFFICERS

            Section 1. Officers and Qualifications. The officers of the Corporation shall consist of a President and a Secretary. Other officers of the Corporation may include one (1) or more Vice Presidents, a Treasurer and such other officers as the Board of Directors may appoint. Except for the offices of President and Secretary, the same individual may simultaneously hold more than one (1) office.

            Section 2. Election. All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of Shareholders.

            Section 3. Term of Office. All officers shall hold office until their successors have been duly elected and have qualified, or until removed as hereinafter provided.

            Section 4. Removal of Officers. Any officer may be removed with or without cause by the vote of a majority of the Board of Directors.

            Section 5. Duties of Officers. The duties and powers of the officers of the Corporation shall be as follows and as shall hereafter be set by resolution of the Board of Directors:


                                   PRESIDENT

                    A. The President shall preside at all meetings of the Board of Directors, unless the Board of Directors has elected a Chairperson, and at all meetings of the Shareholders.


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                  B. He shall present at each annual meeting of the
Shareholders and directors a report of the condition of the business of the Corporation.

                  C. He shall cause to be called regular and special meetings of the Shareholders and directors as required by the Virginia Stock Corporation Act and these Bylaws.

                  D. He shall, subject to the approval of the Board, appoint, discharge, and fix the compensation of all employees and agents of the Corporation other than the duly elected officers.

                  E. He has authority to sign and execute, in the name of the Corporation, all contracts, and all notes, drafts, or other orders for the payment of money.

                  F. He shall sign all certificates representing shares.

                  G. He shall cause all books, reports, statements, and certificates to be properly kept and filed as required by the Virginia Stock Corporation Act.

                  H. He shall enforce these Bylaws and perform all duties incident to his office required by the Virginia Stock Corporation Act. Generally, he shall supervise and control the business and affairs of the Corporation.

                  I. He shall, in the absence of any officer, resume any absent officer's duties as set forth in these Bylaws.


                                VICE PRESIDENT

            During the absence or incapacity of the President, the Vice President in order of seniority of election shall perform the duties of the President, and when so acting, he shall have all the powers and be subject to all the responsibilities of the office of President, and shall perform such duties and functions as the Board may prescribe.


                                   SECRETARY

                  A. The Secretary shall keep the minutes of the meetings of the Board of Directors and of the Shareholders in appropriate books. He shall also keep a record of all actions taken, with or without a meeting, by the Shareholders, Board of Directors or any committee of the Board.

                  B. He shall attend to the giving of notice of special meetings of the Board of Directors and of all the meetings of the Shareholders of the Corporation.

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                  C. He shall be custodian of the records and seal of the
Corporation and shall affix the seal to the certificates representing shares and other corporate papers when required.

                  D. He shall keep a record of the Shareholders containing the names of all Shareholders, their places of residence, the number and class of shares held by each and the dates when each became owners of record. He shall keep a record of all written communications to Shareholders generally within the past three (3) years.

                  E. He shall keep all records open for inspection, daily during the usual business hours, within the limits prescribed by the Virginia Stock Corporation Act. At the request of the person entitled to an inspection thereof, he shall prepare and make available a current list of the officers and directors of the Corporation and their business addresses.

                  F. He shall sign all certificates representing shares and affix the corporate seal.

                  G. He shall attend to all correspondence and present to the Board of Directors at its meeting all official communications received by him.

                  H. He shall perform all the duties incident to the office of Secretary of the Corporation.


                                   TREASURER

                  A. The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the Corporation, and shall deposit funds and securities in the name of the Corporation in such banks or safe deposit companies as the Board of Directors may designate.

                  B. He has authority to make, sign, and endorse, in the name of the Corporation, all checks, drafts, notes, and other orders for the payment of money, and pay out and dispose of such under the direction of the President or the Board of Directors.

                  C. He shall keep at the principal office of the Corporation accurate books of account of all its business and transactions and shall at all reasonable hours exhibit books and accounts to any director upon application at the office of the Corporation during business hours.

                  D. He shall render a report of the condition of the finances of the Corporation at each regular meeting of the Board of Directors and at such other times as shall be required of him, and he shall make a full financial report at the annual meeting of the Shareholders.

                  E. He shall further perform all duties incident to the office of Treasurer of the Corporation.


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                  F. If required by the Board of Directors, he shall give
such bond as it shall determine appropriate for the faithful performance of his duties.


                                OTHER OFFICERS

            Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

            Section 6. Vacancies. All vacancies in any office shall be filled promptly by the Board of Directors, either at regular meetings or at a meeting specially called for that purpose.

            Section 7. Compensation of Officers. The officers shall receive such salary or compensation as may be fixed by the Board of Directors.

            Section 8. Reimbursement of Compensation of Officers. Any payments made to an officer of the Corporation such as salary, commission, bonus, interest, or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance.

            It shall be the duty of the directors, as a Board, to enforce payment of each amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.


                                  ARTICLE IV

                                  COMMITTEES

            Section 1. Audit Committee. The Audit Committee shall be responsible for the review and analysis of significant financial information of the Corporation for the purpose of assuring that the information obtained and presented is accurate and timely and that all appropriate disclosures are made. The Audit Committee shall have the additional responsibility of overseeing both the internal and external audit function and ascertaining that effective accounting and internal control systems exist within the Corporation. The Audit Committee shall be appointed by the Board of Directors. The Audit Committee shall be composed of no less than three (3) and no more than ten (10) members of the Board of Directors.

            Section 2.  Compensation/Stock Option Committee.  The
Compensation/Stock Option Committee shall be responsible for making recommendations to the Board concerning compensation and benefits of the President, Vice Presidents and executives of the Corporation. In this


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regard, the Compensation/Stock Option Committee shall review and analyze the performance of the Corporation as well as the performance of the President, Vice Presidents and executives. The Compensation/Stock Option Committee shall be appointed by the Board of Directors. The Compensation/Stock Option Committee shall be composed of no less than three (3) and no more than ten
(10) members of the Board of Directors.


                                  ARTICLE V

                                     SEAL


            The seal of the Corporation shall be as follows:






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                                   ARTICLE VI

                                     SHARES

            Section 1. Certificates. The shares of the Corporation shall be represented by certificates prepared by the Board of Directors and signed by the President and the Secretary, and sealed with the seal of the Corporation or a facsimile. The certificates shall be numbered consecutively and in the order in which they are issued, and a record shall be maintained of the name of the person to whom the shares represented by each such certificate is issued, and the number and class or series of such shares, and the date of issue. Each certificate shall state the registered holder's name, the number and class of shares represented, the date of issue, the par value of such shares, or that they are without par value.

            Section 2. Subscriptions. Subscriptions to the shares shall be paid at such times and in such installments as the Board of Directors may determine. If default shall be made in the payment of any installment as required by such resolution, the Board may, in the manner prescribed by the Virginia Stock Corporation Act, declare the shares and all previous payments thereon forfeited for the use of the Corporation.

            Section 3. Transfer of Shares. The shares of the Corporation shall be assignable and transferable only on the books and records of the Corporation and by the registered owner, or by his duly authorized attorney, upon surrender of the certificate duly and properly endorsed with proper evidence of authority to transfer. The Corporation shall issue a new certificate for the shares surrendered to the person or persons entitled to receive such shares.

            Section 4. Return Certificates. All certificates for shares changed or returned to the Corporation for transfer shall be marked by the Secretary "Cancelled," with the date of cancellation, and the transaction shall be immediately recorded in the certificate book opposite the memorandum of their issue. The returned certificate may be inserted in the certificate book.


                                  ARTICLE VII

                                 DISTRIBUTIONS

            The Board of Directors, at any regular or special meeting, may authorize and make distributions to its Shareholders. However, no distribution may be made if, after giving it effect: (1) the Corporation would not be able to pay its debts as they become due in the usual course of business, or (2) the Corporation's total assets would be less than its total liabilities.

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                                 ARTICLE VIII

                              BILLS, NOTES, ETC.

            All bills payable, notes, checks, drafts, warrants, or other negotiable instruments of the Corporation shall be made in the name of the Corporation and shall be signed by the President and Secretary, or by at least two other officers as the Board of Directors shall from time to time by resolution direct, to the extent required by applicable regulations of the U.S. Small Business Administration. No bills payable, notes, checks, drafts, warrants, or other negotiable instruments of the Corporation shall be signed in blank.

            No officer or agent of the Corporation, either singularly or jointly with others, shall have the power to make any bill payable, note, check, draft, warrant, or other negotiable instrument, or endorse the same in the name of the Corporation, or contract or cause to be contracted any debt of liability in the name and on behalf of the Corporation except as herein expressly prescribed and provided.


                                  ARTICLE IX

                                    OFFICES

            The principal office of the Corporation shall be located in the City of Norfolk, Commonwealth of Virginia. The Board of Directors may change the location of the principal office of the Corporation and may, from time to time, designate other offices within or without the state as the business of the Corporation may require.


                                  ARTICLE X

                                  AMENDMENTS

            These Bylaws may be altered, amended or repealed, or new Bylaws adopted by a majority of the entire Board of Directors at a regular or special meeting of the Board.


                                  ARTICLE XI

                               WAIVER OF NOTICE

            Whenever under the provisions of these Bylaws or the Virginia Stock Corporation Act, any Shareholder or director is entitled to notice of any regular or special meeting or of any action to be taken by the Corporation, such meeting may be held or such action may be taken without the giving of


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such notice, provided every Shareholder or director entitled to such notice waives the notice requirement in a signed writing delivered to the Secretary of the Corporation.


                                 ARTICLE XII

                                    GENDER

            All pronouns shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the party may require.


                                 ARTICLE XIII

                                INDEMNIFICATION

            Section 1.

                  "Corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                  "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

                  "Expenses" include counsel fees.

                  "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

                  "Official capacity" means, (i) when used with respect to a director, the office of director in the Corporation; or (ii) when used with respect to an individual other than a director, as contemplated in Section 6, the office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

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                  "Party" includes an individual who was, is, or is
threatened to be made a named defendant or respondent in a proceeding.

                  "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

            Section 2.

                  A. Except as provided in subsection D of this section, the Corporation shall indemnify an individual made a part to a proceeding because he is or was a director, officer, employee or agent against liability incurred in the proceeding if:

                        1. He conducted himself in good faith; and

                        2. He reasonably believed:

                              a.    In the case of conduct in his official
                                    capacity with the Corporation, that his
                                    conduct was in its best interests; and

                              b. In all other cases, that his conduct was at least not opposed to its best interests; and

                        3. In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

                  B. The termination of a proceeding by judgment, order, settlement or conviction is not, of itself, determinative that the director, officer, employee or agent did not meet the standard of conduct described in this section.

                  C. A Corporation may not indemnify a director, officer, employee or agent under this section:

                        1. In connection with a proceeding by or in the right of the Corporation in which the director, officer, employee or agent was adjudged liable to the Corporation;

                        2. In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him; or


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                        3. In connection with any act of willful misfeasance,
bad faith, gross negligence or reckless disregard in the performance of his duties and obligations to the Corporation.

                  D. Indemnification permitted under this section in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

            Section 3. The Corporation shall indemnify a director, officer, employee or agent who entirely prevails on the merits in the defense of any proceeding to which he was a party because he is or was a director, officer, employee or agent of the Corporation against reasonable expenses incurred by him in connection with the proceeding.

            Section 4. A. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director, officer, employee or agent who is a party to a proceeding in advance of final disposition of the proceeding if:

                        1. The director, officer, employee or agent furnishes the Corporation a written statement of his good faith belief that he has met the standard of conduct described in Section 1;

                        2. The director, officer, employee or agent furnishes the Corporation a written statement undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and

                        3. A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

                  A. The undertaking required by paragraph 2 of subsection A of this section all be an unlimited general obligation of the director, officer, employee or agent but need not be secured and may be accepted without reference to financial ability to make repayment.

                  B. Determinations and authorizations of payments under this section shall be made in the manner specified in Section 5.

            Section 5.

                  A. A corporation may not indemnify a director, officer, employee or agent under Section 2 unless authorized in the specific case after a determination has been made that indemnification of the director, officer, employee or agent is permissible in the circumstances because he has met the standard of conduct set forth in Section 2.

                  B. The determination shall be made:


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                        1. By the board of directors by a majority vote of a
quorum consisting of directors not at the time parties to the proceeding;

                        2. If a quorum cannot be obtained under paragraph 1 of this subsection, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

                        3. By special legal counsel;

                              a.    Selected by the board of directors or its
committee in the manner prescribed in paragraph 1 or 2 of this subsection; or

                              b.    If a quorum of the board of directors
cannot be obtained under paragraph 1 of this subsection and a committee cannot be designated under paragraph 2 of this subsection, selected by majority vote of the full board of directors, in which selected directors who are parties may participate; or

                        4. By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

                  C. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph 3 of subsection B of this section to select counsel.

            Section 6. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under Section 2 or Section 3.


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            I hereby certify that this is a true and correct copy of the
Amended and Restated Bylaws of WATERSIDE CAPITAL CORPORATION adopted by the Directors on the ________ day of ___________________, 1998.


                                    WATERSIDE CAPITAL CORPORATION



                                    By
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